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                                                                    Exhibit 99.5

                               MONY HOLDINGS, LLC

                                OFFER TO EXCHANGE

            Series B Floating Rate Insured Notes due January 21, 2017
                       for any and all of its outstanding
            Series A Floating Rate Insured Notes due January 21, 2017

             Instruction to Registered Holder from Beneficial Owner

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal (together, the "Exchange Offer"), in connection with the offer by MONY Holdings, LLC (the "Company") to exchange its Series A Floating Rate Insured Notes due January 21, 2017 (the "Old Notes").

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the Series B Floating Rate Insured Notes due January 21, 2017 (the "Exchange Notes') to be acquired pursuant to the Exchange Offer in exchange for the Old Notes designated below are being obtained in the ordinary course of business of the person receiving such Exchange Notes,
(ii) neither the undersigned nor any other person receiving such Exchange Notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and (iii) it is not an "affiliate," as defined under rule 405 of the Securities Act of 1933 (the "Securities Act"), of the Company. Affiliates of the Company may not tender their Old Notes in the Exchange Offer.

     If the undersigned is a "broker" or "dealer" registered under the Securities Exchange Act of 1934 that acquired Old Notes for its own account pursuant to its market-making or other trading activities, the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes in connection with any resales by it of Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

     You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below.

             [_]  Do not tender any Old Notes

             [_]  Tender Old Notes in the aggregate principal amount of $_______

          SIGNATURE:

          ___________________________________________________
                Name of Beneficial Owner (please print)

          By_________________________________________________
                             Signature

          ___________________________________________________
                               Address

          ___________________________________________________
                     Area Code and Telephone Number

          Dated:      , 2002